EXHIBIT (n)(1)

Sutherland Asbill & Brennan LLP ATTORNEYS AT LAW Steven B. Boehm DIRECT LINE: 202.383.0176 Internet: sboehm@sablaw.com	1275 Pennsylvania Avenue, N.W. Washington, D.C. 20004-2415 202.383.0100 fax 202.637.3593 www.sablaw.com

March 9, 2006

Board of Directors

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, New York 10017-3206

Re:	TIAA-CREF Life Separate Account VLI-1
TIAA-CREF Life Insurance Company
File Nos. 333-128699 and 811-10393

Ladies and Gentlemen:

We hereby consent to the reference to our name under the heading “Legal Matters” in the statement of additional information included in pre-effective amendment No.1 to the registration statement on Form N-6 for certain flexible premium variable universal life insurance policies issued through TIAA-CREF Life Separate Account VLI-1 of TIAA-CREF Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Steven B. Boehm
Steven B. Boehm

Atlanta        ☐        Austin        ☐        New York        ☐        Tallahassee        ☐        Washington DC